UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 15, 2017

PACIFIC ETHANOL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060
Sacramento, California	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Stockholders (“Annual Meeting”) of Pacific Ethanol, Inc. (the “Company”) was held on June 15, 2017. The following proposals were approved at the Annual Meeting by the votes indicated:

Proposal One: To elect seven directors to serve on the Company’s board of directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. The nominees for election were William L. Jones, Neil M. Koehler, Michael D. Kandris, Terry L. Stone, John L. Prince, Douglas L. Kieta and Larry D. Layne.

The following nominees were elected by the votes indicated to serve as directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified:

Name	Total Votes for Director	Total Votes Withheld from Director	Total Broker Non-Votes
William L. Jones	18,705,267	658,410	9,651,904
Neil M. Koehler	18,891,400	472,277	9,651,904
Michael D. Kandris	18,749,434	614,243	9,651,904
Terry L. Stone	18,882,317	481,360	9,651,904
John L. Prince	18,280,736	1,082,941	9,651,904
Douglas L. Kieta	18,705,256	658,421	9,651,904
Larry D. Layne	18,852,271	511,406	9,651,904

Proposal Two: To cast a non-binding advisory vote to approve the Company’s executive compensation (“say-on-pay”).

Total Votes
For	18,602,440
Against	623,068
Abstain	138,169
Broker Non-Votes	9,651,904

Proposal Three: To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Total Votes
For	28,190,923
Against	576,067
Abstain	248,591
Broker Non-Votes	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2017	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright, Vice President, General Counsel & Secretary

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